EXHIBIT 99.1

Crexendo Delivers Strong Third Quarter Results

PHOENIX, AZ / ACCESSWIRE / November 6, 2024 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes, today announced financial results for the third quarter ended September 30, 2024.

Financial highlights:

•	Revenue of $15.6 million, up 13% year-over-year
•	Net income of $0.1 million, or $0.01 per basic common share and $0.00 per diluted common share.
•	Non-GAAP net income of $1.6 million, or $0.06 per basic and diluted common share

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Financial Results for the Third quarter of 2024

Total Revenue: Consolidated total revenue for the third quarter of 2024 increased 13%, or $1.7 million, to $15.6 million compared to $13.9 million for the third quarter of 2023.

Service Revenue: Consolidated service revenue for the third quarter of 2024 increased 6%, or $0.5 million, to $8.0 million compared to $7.5 million for the third quarter of 2023.

Software Solutions Revenue: Consolidated software solutions revenue for the third quarter of 2024 increased 25%, or $1.2 million, to $5.9 million compared to $4.7 million for the third quarter of 2023.

Product Revenue: Consolidated product revenue for the third quarter of 2024 increased 9%, or $0.1 million, to $1.8 million compared to $1.7 million for the third quarter of 2023.

Operating Expenses: Consolidated operating expenses for the third quarter of 2024 increased 15%, or $2.0 million, to $15.5 million compared to $13.5 million for the third quarter of 2023.

Net Income: The Company reported net income of $0.1 million for the third quarter of 2024, or $0.01 per basic common share and $0.00 per diluted common share, compared to net income of $1.7 million, or $0.07 per basic common share and $0.06 per diluted common share for the third quarter of 2023.

Non-GAAP: Non-GAAP net income of $1.7 million for the third quarter of 2024, or $0.06 per basic and diluted common share, compared to non-GAAP net income of $3.3 million or $0.13 per basic common share and $0.12 per diluted common share for the third quarter of 2023.

EBITDA and Adjusted EBITDA: EBITDA for the third quarter of 2024 of $1.0 million compared to $1.2 million for the third quarter of 2023. Adjusted EBITDA for the third quarter of 2024 of $1.7 million compared to $2.1 million for the third quarter of 2023.

Financial Results for the nine months ended September 30, 2024

Total Revenue: Consolidated total revenue for the nine months ended September 30, 2024 increased 14%, or $5.6 million, to $44.6 million compared to $39.0 million for the nine months ended September 30, 2023.

Service Revenue: Consolidated service revenue for the nine months ended September 30, 2024 increased 9%, or $1.9 million, to $23.9 million compared to $22.0 million for the nine months ended September 30, 2023.

Software Solutions Revenue: Consolidated software solutions revenue for the nine months ended September 30, 2024 increased 28%, or $3.6 million, to $16.3 million compared to $12.7 million for the nine months ended September 30, 2023.

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Product Revenue: Consolidated product revenue for the nine months ended September 30, 2024 increased 2%, or $0.1 million, to $4.4 million compared to $4.3 million for the nine months ended September 30, 2023.

Operating Expenses: Consolidated operating expenses for the nine months ended September 30, 2024 increased 6%, or $2.6 million, to $43.4 million compared to $40.8 million for the nine months ended September 30, 2023.

Net Income/(Loss): The Company reported net income of $1.2 million for the nine months ended September 30, 2024, or $0.04 per basic and diluted common share, compared to net loss of $(0.4) million, or $(0.02) loss per basic and diluted common share for the nine months ended September 30, 2023.

Non-GAAP: Non-GAAP net income of $5.7 million for the nine months ended September 30, 2024, or $0.22 per basic common share and $0.19 per diluted common share, compared to non-GAAP net income of $5.1 million or $0.20 per basic and $0.18 per diluted common share for the nine months ended September 30, 2023.

EBITDA and Adjusted EBITDA: EBITDA for the nine months ended September 30, 2024 of $3.7 million compared to $0.9 million for the nine months ended September 30, 2023. Adjusted EBITDA for the nine months ended September 30, 2024 of $6.0 million compared to $4.1 million for the nine months ended September 30, 2023.

Cash and Cash Equivalents: Total cash and cash equivalents at September 30, 2024 was $15.5 million compared to $10.3 million at December 31, 2023.

Cash Flow: Cash provided by operating activities for the nine months ended September 30, 2024 was $4.1 million compared to cash provided by operating activities of $0.9 million for the nine months ended September 30, 2023. Cash used for investing activities for the nine months ended September 30, 2024 was nill compared to $3.7 million provided by investing activities for the nine months ended September 30, 2023. Cash provided by financing activities for the nine months ended September 30, 2024 was $1.0 million compared to cash used for financing activities of $(2.3) million for the nine months ended September 30, 2023.

Management Commentary

"Crexendo delivered exceptionally strong financial results for the third quarter of 2024, reflecting our commitment to providing premier cloud communication software and services and continuing our organic growth trajectory. Consolidated revenue grew 13% year-over-year, driven by a remarkable 25% growth in our software division. Our year-to-date numbers are equally as strong and are well ahead of internal and external expectations as we continue to execute our game plan, and I am excited with the momentum we are seeing. These results underscore the strength of our scalable software platforms and the dedication of our team to meet the rising demand for our cloud communication solutions." Said Jeff Korn, CEO and Chairman.

Korn continued, "As we move forward, we continue reinvesting in Crexendo to drive future growth and efficiency. We’ve increased our headcount in engineering, service, and support and have made substantial investments into Oracle Cloud Infrastructure (OCI), which will provide a significant competitive advantage, especially in Europe, where our growth remains very robust. We are beginning the process of migrating our legacy cloud customers to OCI. Once complete, this transition will yield substantial cost savings and allow us to redeploy resources effectively rather than increasing headcount. Additionally, we are in the process of implementing an advanced accounting system to streamline our financial closings and provide real-time insights, empowering us to make agile, data-driven business decisions.”

Korn added, "We recently concluded our most successful User Group Meeting (UGM), where the excitement was palpable. Our second codefest showcased impressive applications, particularly those leveraging AI, which our licensees can develop using our scalable, open APIs. Many of these applications will soon be available to all our licensees through our platform, enhancing our offerings and opening additional revenue-sharing opportunities. This is a very exciting time, with unprecedented interest in our software platform and strong demand for our phone services. I remain highly optimistic about our future growth and anticipate double-digit growth continuing through the fourth quarter and into 2025."

Conference Call

Crexendo management will hold a conference call today, November 6, 2024, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

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Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 993699

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 993699 and the Crexendo earnings call. A replay of the call will be available until November 13, 2024 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 51472.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. Our solutions currently support over five million end users globally, through our extensive global network of over 230 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) delivering exceptionally strong financial results for the third quarter of 2024 which reflects the commitment to providing premier cloud communication software and services; (ii) having year-to-date numbers as equally  strong and being well ahead of internal and external expectations as it continues to execute its game plan; (iii) being excited with the momentum; (iv) believing these results underscore the strength of the scalable software platforms and the dedication of the team to meet the rising demand for comprehensive cloud solutions; (v) continuing to reinvest in the Company to drive future growth and efficiency; (vi) investments to the business and Oracle Cloud Infrastructure (OCI), providing benefits and a competitive advantage, especially in Europe, where growth remains very robust; (vii) expecting to begin the process of  migrating  legacy cloud customers to OCI which when complete will yield substantial cost savings and allow redeployment of resources effectively rather than increasing headcount; (viii) being in the process of implementing an advanced accounting system to streamline financial closings and provide real-time insights, empowering the Company to make agile, data-driven business decisions; (ix) recently concluded the most successful User Group Meeting (UGM), where the excitement was palpable; (x) the second codefest showcased impressive applications, particularly those leveraging AI, which licensees can develop using the scalable, open APIs with many of these applications soon be available to all licensees through the platform, enhancing offerings and opening additional revenue-sharing opportunities; (xi)  believing this is a very exciting time, with unprecedented interest in the software platform and strong demand for phone services and (xii) remaining highly optimistic about  future growth and anticipate double-digit growth continuing through the fourth quarter and into 2025. For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2023, and 2024 Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$15,451	$10,347
Trade receivables, net of allowance of $72 and $116, respectively	3,753	3,476
Inventories	518	382
Equipment financing receivables, net of allowance of $66 and $56, respectively	981	856
Contract costs	1,746	1,345
Prepaid expenses	1,327	508
Income tax receivable	53	-
Other current assets	35	35
Total current assets	23,864	16,949

Contract assets, net of allowance of $111 and $85, respectively	362	342
Long-term equipment financing receivables, net of allowance of $149 and $115, respectively	2,228	1,768
Property and equipment, net	438	670
Operating lease right-of-use assets	1,676	1,009
Intangible assets, net	21,283	23,556
Goodwill	9,454	9,454
Contract costs, net of current portion	2,739	2,273
Other long-term assets	208	139
Total Assets	$62,252	$56,160

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$746	$769
Accrued expenses	6,669	5,951
Finance leases	39	75
Notes payable	473	457
Operating lease liabilities	555	566
Income tax payable	-	53
Contract liabilities	2,668	2,390
Total current liabilities	11,150	10,261

Contract liabilities, net of current portion	255	198
Finance leases, net of current portion	3	23
Notes payable, net of current portion	236	592
Operating lease liabilities, net of current portion	1,139	473
Total liabilities	12,783	11,547

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 27,031,433 shares issued and outstanding as of September 30, 2024 and 26,130,218 shares issued
and outstanding as of December 31, 2023	27	26
Additional paid-in capital	136,587	132,888
Accumulated deficit	(87,297)	(88,467)
Accumulated other comprehensive income	152	166
Total stockholders' equity	49,469	44,613

Total Liabilities and Stockholders' Equity	$62,252	$56,160

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CREXENDO, INC. AND SUBSIDIARIES

 Condensed Consolidated Statements of Operations

 (Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Service revenue	$7,953	$7,517	$23,865	$21,983
Software solutions revenue	5,860	4,691	16,331	12,729
Product revenue	1,814	1,666	4,402	4,323
Total revenue	15,627	13,874	44,598	39,035

Operating expenses:
Cost of service revenue	3,336	3,173	9,691	9,312
Cost of software solutions revenue	1,686	1,327	4,523	3,805
Cost of product revenue	1,081	923	2,507	2,643
Selling and marketing	4,221	3,502	12,206	10,924
General and administrative	3,695	3,309	10,423	10,473
Research and development	1,473	1,276	4,050	3,605
Total operating expenses	15,492	13,510	43,400	40,762

Income/(loss) from operations	135	364	1,198	(1,727)

Other income/(expense):
Interest expense	(7)	(36)	(31)	(111)
Gain on sale of property and equipment	-	1,459	-	1,459
Other income/(expense), net	66	(50)	103	37
Total other income/(expense), net	59	1,373	72	1,385

Income/(loss) before income tax	194	1,737	1,270	(342)

Income tax (provision)/benefit	(46)	(33)	(100)	(81)

Net income/(loss)	$148	$1,704	$1,170	$(423)

Earnings per common share:
Basic	$0.01	$0.07	$0.04	$(0.02)
Diluted	$0.00	$0.06	$0.04	$(0.02)

Weighted-average common shares outstanding:
Basic	26,848,644	25,995,507	26,610,130	25,901,686
Diluted	29,857,261	27,682,764	29,827,531	25,901,686

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

 (Unaudited, in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,170	$(423)
Adjustments to reconcile net income/(loss) to net cash provided by/(used for) operating activities:
Depreciation and amortization	2,505	2,695
Allowance for credit losses	8	44
Share-based compensation	2,293	3,112
Non-cash operating lease amortization	(12)	(3)
Gain on sale of property and equipment	-	(1,459)
Changes in assets and liabilities:
Trade receivables	(247)	(584)
Contract assets	(35)	2
Equipment financing receivables	(608)	(770)
Inventories	(136)	207
Contract costs	(867)	(994)
Prepaid expenses	(819)	(560)
Income tax receivable	(53)	-
Other assets	(69)	210
Accounts payable and accrued expenses	695	(169)
Income tax payable	(53)	(12)
Contract liabilities	335	(409)
Net cash provided by/(used for) operating activities	4,107	887
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(92)
Proceeds from the sale of property and equipment	-	3,792
Net cash provided by/(used for) investing activities	-	3,700
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on line of credit, net	-	(82)
Repayments made on finance leases	(56)	(76)
Proceeds from notes payable	-	278
Repayments made on notes payable	(340)	(2,143)
Proceeds from exercise of options	1,573	93
Dividend payments	-	(130)
Taxes paid on the net settlement of stock options and RSUs	(166)	(264)
Net cash provided by/(used for) financing activities	1,011	(2,324)
Effect of exchange rate changes on cash	(14)	(1)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	5,104	2,262
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	10,347	5,475
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$15,451	$7,737
Cash used during the year for:
Income taxes, net	$(205)	$(91)
Interest expense	$(25)	$(111)

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CREXENDO, INC. AND SUBSIDIARIES

 Supplemental Segment Financial Data

 (Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Cloud telecommunications services	$9,767	$9,183	$28,267	$26,306
Software solutions	5,860	4,691	16,331	12,729
Consolidated revenue	15,627	13,874	44,598	39,035

Operating income/(loss) from operations
Cloud telecommunications services	(38)	73	160	(1,312)
Software solutions	173	291	1,038	(415)
Total operating income/(loss)	135	364	1,198	(1,727)
Other income/(expense), net:
Cloud telecommunications services	64	1,425	104	1,360
Software solutions	(5)	(52)	(32)	25
Total other income/(expense), net	59	1,373	72	1,385
Income/(loss) before income tax provision:
Cloud telecommunications services	26	1,498	264	48
Software solutions	168	239	1,006	(390)
Income/(loss) before income tax provision	$194	$1,737	$1,270	$(342)

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Use of Non-GAAP Financial Measures

            To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income, EBITDA, and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

            In our November 6, 2024 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except for per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
U.S. GAAP net income/(loss)	$148	$1,704	$1,170	$(423)
Share-based compensation	781	843	2,293	3,112
Acquisition related expenses	-	-	-	1
Amortization of intangible assets	755	793	2,273	2,377
Non-GAAP net income	$1,684	$3,340	$5,736	$5,067

Non-GAAP earnings per common share:
Basic	$0.06	$0.13	$0.22	$0.20
Diluted	$0.06	$0.12	$0.19	$0.18

Weighted-average common shares outstanding:
Basic	26,848,644	25,995,507	26,610,130	25,901,686
Diluted	29,857,261	27,682,764	29,827,531	27,544,993

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
U.S. GAAP net income/(loss)	$148	$1,704	$1,170	$(423)
Depreciation and amortization	829	887	2,505	2,695
Interest expense	7	36	31	111
Gain on sale of property and equipment	-	(1,459)	-	(1,459)
Interest income and other expense/(income)	(66)	50	(103)	(37)
Income tax provision/(benefit)	46	33	100	81
EBITDA	964	1,251	3,703	968
Acquisition related expenses	-	-	-	1
Share-based compensation	781	843	2,293	3,112
Adjusted EBITDA	$1,745	$2,094	$5,996	$4,081

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